EXHIBIT 10.11
                                                                   -------------

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of August 29, 2007, by and between RedRoller, Inc., a Delaware corporation (the "Company"), and Richard Turcott ("Executive"). Certain capitalized terms used herein shall have the meanings set forth in Section 18 below.

                                   WITNESSETH:

         WHEREAS, the Company has determined that it is in its best interests to insure the continued employment of Executive as Chief Marketing Officer ("CMO") of the Company in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company and Executive agree as follows:

         1. Duties. The Company hereby employs Executive as CMO of the Company on the terms set forth herein. During the course of his employment, Executive shall have those duties and responsibilities, and the authority, customarily possessed by the CMO of a corporation and such additional duties as may be assigned to him from time to time by the Board of Directors of the Company (the "Board") or by his direct report (currently William Van Wyck), which are consistent with his position as CMO of a corporation. Nothing in this Agreement shall preclude the Executive from devoting reasonable periods of time to charitable and community activities or the management of his investment assets, provided such activities do not significantly interfere with the performance by the Executive of his duties hereunder. Furthermore, service by the Executive on the boards of other companies shall not be deemed to be a violation of this

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Richard Turcott                                                           Page 1
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Agreement, provided such service does not significantly interfere with the confidentiality provisions or performance of his duties hereunder.

         2. Term. Executive's employment hereunder shall commence on the date of this Agreement (the "Commencement Date") and shall, unless terminated in accordance with the terms hereof, continue for a three year period, which shall then renew automatically for one year periods, unless the Company notifies Executive in writing, within thirty (30) days after the date which is one year prior to the expiration of the Agreement period, that the Company does not wish to renew Executive's contract, or unless otherwise terminated under the provisions herein (the "Term"). Executive's obligations and the Company's rights under Sections 8 through 13 below, and Executive's other post-employment covenants, shall survive the expiration or earlier termination of this Agreement for any reason.

         3. Base Salary, Bonus and Stock Options. During the Term of this Agreement, the Company shall pay Executive a base salary of One Hundred and Sixty Five Thousand dollars ($165,000) per year (the "Base Salary"), paid in periodic payments in the manner that the Company normally pays its executives, which Base Salary amount cannot be decreased without Executive's written consent. If Executive has, or shall, take a voluntary and temporary pay reduction in order to assist the Company to conserve cash, such decrease shall not be considered a decrease in Base Salary for purposes of this Agreement. On an annual basis, during the first one hundred and twenty (120) days of the fiscal year (following the preparation of the Company's annual financial statements), the Board of Directors (the "Board"), in conjunction with Executive's direct report, will review Executive's Base Salary and bonus or other compensation during the period of his employment hereunder and, at the discretion of a majority of the Board, may increase, but not decrease, Executive's Base Salary and benefits based upon

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Richard Turcott                                                           Page 2
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his performance, the Company's results of operation, and other relevant or associated factors. In addition to the base salary, Executive shall be eligible to receive a quarterly bonus of Eighteen Thousand Seven Hundred and Fifty
Dollars ($18,750), based on written performance objectives defined by Executive's direct report and countersigned by a member of the Board or as approved by the compensation committee thereof, any such bonus payment to be approved in writing by Executive's direct report and countersigned by a member of the Board or as approved by the compensation committee thereof, and paid within thirty days of the end of each quarter. In addition, within 30 days you will be granted Five Hundred and Sixty Two Thousand Five Hundred (562,500) stock options with 25% vesting on the first anniversary of your employment and then remainder vesting 50% each year thereafter.

         4.     Benefits.

                A. Vacation. Executive shall be entitled to three (3) weeks paid vacation, to be taken at a time or times acceptable to the Company and otherwise consistent with the terms and conditions of this Agreement

                B. Term Life Insurance. The Company, in its discretion, may purchase one or more term life insurance policies on the life of the Executive, with the Company named as beneficiary, with an aggregate death benefit of up to $5,000,000 (the "Company Policy"). In addition, the Company shall provide an insurance benefit (the "Insurance Benefit") to the Executive, subject to the limitations described herein, equal to the amount necessary to enable the Executive to purchase one or more term life insurance policies on his life, with a beneficiary(ies) as designated by the Executive, provided, however, that in any one calendar year, the total premium cost to be paid by the Company to the Executive shall be limited to $5,000. The Company and Executive shall fully cooperate with each other by taking all actions

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Richard Turcott                                                           Page 3
reasonably necessary to carry out the intentions of this section. Each party shall cooperate in purchasing any insurance policies, including taking into consideration the wishes of the other party with respect to the type of policy purchased and the quality of the insurance provider and the Executive shall submit to any application process, including medical testing, requested by the Company or any applicable insurance provider.

                C. Other Fringe Benefits. Executive shall be included to the extent eligible thereunder in Company benefit plans providing group life insurance, hospitalization, medical, pension, financial services and any other similar or comparable benefits available to other employees.

         5. Expenses. The Company shall reimburse Executive for reasonable out-of-pocket business expenses incurred by him on behalf of the Company in the performance of his duties as specified herein and documented in accordance with the requirements of the Internal Revenue Service and the Company's policies in effect from time to time.

         6. Termination of Employment. The consequences of termination of Executive's employment are described in this Section 6 and Section 7 below. Unless otherwise agreed in writing, Executive and the Company expressly agree not to discuss, except with official advisors (on a confidential basis), any information or aspects of Executive's employment regarding the Company or the Executive's termination circumstances unless and only to the extent required under compulsion from a court of competent jurisdiction or otherwise required by law.

                A. Death or Disability. In the event of Executive's death, the duties of the Company and Executive, one to the other, under this Agreement shall terminate as of the date of Executive's death. In the case of Executive's Disability being determined as set forth herein, the Company shall provide the payments and other benefits specified in Section 7 below.

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Richard Turcott                                                           Page 4

                B.     Termination by the Company.

                       (i) For Cause. The Company may terminate Executive's employment at any time For Cause, as defined herein, upon a majority vote of the Board in which case of termination the duties of the Company and Executive, one to the other, under this Agreement shall terminate as of the date of Executive's termination of employment.

                       (ii) Other Than For Cause. Executive's employment may be terminated at any time other than For Cause upon a majority vote of the Board, with Executive abstaining, in which case the duties of the Company and Executive, one to the other, under this Agreement shall terminate as of the date of Executive's termination of employment, subject to the Company providing the severance payments and other benefits, specified in Section 7 below.

         Any termination of Executive's employment by the Company shall be communicated by written notice of termination to the other party hereto, which shall set forth the reason if determined For Cause, the effective date and time of termination, and any other relevant data. If Disabled, the Company shall not terminate Executive because of a disability.

                C. Voluntary Resignation. If the Executive voluntarily leaves the employ of the Company during the Term of this Agreement, the duties of the Company and the Executive, one to the other, under this Agreement shall terminate as of the date of the Executive's termination of employment, provided, however, that if Executive voluntarily leaves the employ of the Company during the Term of this Agreement under circumstances that constitute a Resignation for Good Reason after a Change of Control, the Company shall provide the severance payments and other benefits, specified in Section 7 below.

                D. Post-Employment Obligations. In the event that Executive's employment with the Company is terminated due to any reason other than death, the provisions of Sections 8 through 12 below and Executive's other post-employment covenants shall survive any such termination.

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Richard Turcott                                                           Page 5

         7. Obligations upon Termination or Disability.

                A. Disability. Subject to Board approval as defined herein, if Executive becomes disabled, then Executive shall be considered Disabled and be entitled to the following:

                       (i) The Company shall pay Executive an amount equal to fifty percent (50%) of his Base Salary as it normally pays its personnel, until and unless such disability is cured or otherwise remedied. Such payment shall be made with respect to Executive's Base Salary as in effect as of the date his disability is determined.

                       (ii) The Executive shall be entitled to Benefits Continuation.

                B. Termination by Company Other Than For Cause. If, during the Term of this Agreement, Executive's employment with the Company is terminated by the Company other than For Cause, then Executive shall be entitled to the following severance benefits:

                       (i) The Company shall, subject to the provisions of
         Section 7.C. below, pay Executive a severance payment equal to four months of his Base Salary paid in a lump sum (payable promptly upon the first date provided for such payment pursuant to Section 7.C below. Such severance payment shall be made with respect to Executive's Base Salary as in effect as of the date of his termination of employment with the Company, but without giving effect to any reduction in Base Salary that might have occurred after a Change of Control.

                       (ii) All of Executive's stock options shall become immediately vested and exercisable (which exercise, at Executive's option, may be a "cashless" exercise) for up to the longer of (i) five
         (5) years after termination of Executive's employment with the Company, or (ii) the remainder of the option period provided for in the Company's option plan; and

                       (iii) For a five (5) year period following the date of Executive's termination of employment with the Company, the Executive shall be entitled to Benefits Continuation. If Executive commences other full-time employment elsewhere where benefits of equal or superior quality are available, the Company's obligation to provide Benefits Continuation shall cease, except with respect to any pre-existing conditions, which are not adequately covered by the newer benefits.

                C. Termination upon Executive's Resignation for Good Reason After a Change of Control. If, during the Term of this Agreement, Executive's employment with the Company is terminated by Executive's Resignation for Good Reason after a Change of Control, then Executive shall be entitled to the following severance benefits:

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Richard Turcott                                                           Page 6

                       (i) The Company shall, subject to the provisions of
         Section 7.D. below, pay Executive a severance payment equal to the severance payment due under Paragraph 7.B (i), Termination by Company Other Than For Cause. Such severance payment shall be made with respect to Executive's Base Salary as in effect as of the date of his termination of employment with the Company, but without giving effect to any reduction in Base Salary that might have occurred after a Change of Control.

                       (ii) Any stock options then owned by Executive shall become immediately vested and exercisable (which exercise, at Executive's option, may be a "cashless" exercise) for up to the longer of (i) three years after termination of Executive's employment with the Company, or (ii) the remainder of the exercise period provided for in the applicable option agreement(s) or by the Board of Directors, provided that this provision shall not extend the exercise period of Executive's options beyond the term of the option and the Company agrees to cause such exercise to be allowed (including following the request of the Compensation Committee to permit such exercise) pursuant to the Company's Stock Option Plan(s) or the comparable provision of any future plan or agreement; and

                       (iii) For a five (5) year period following the date of Executive's termination of employment with the Company, Executive shall be entitled to Benefits Continuation. If Executive commences other full-time employment with equal or better health benefits, or engages in consulting with any other company for compensation where he is eligible for equal or better health benefits, the Company's obligation to provide Benefits Continuation shall cease.

                D. Release. As a condition to and in consideration for the receipt of the severance payment(s) and other benefits to which Executive may be entitled pursuant to Section 7.B or 7.C hereof, Executive agrees to execute a Release Agreement with the Company, in substantially the same form as that attached hereto as Exhibit A (the "Release Agreement"), within the thirty (30) day period beginning twenty-one (21) days after the date of his cessation of employment with the Company. The Company shall not be obligated to make any severance payment or provide any other benefits unless and until the Company shall have received from Executive a validly executed Release Agreement that shall not have been revoked by Executive during the applicable Revocation Period (as such term is defined in the Release Agreement). Provided that Company receives from Executive a validly executed Release Agreement which is not revoked during the applicable Revocation Period, the Company agrees to commence making the severance

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Richard Turcott                                                           Page 7
payments and provide the other benefits theretofore withheld within three (3) days of the end of the Revocation Period. Executive acknowledges and agrees that the benefits provided by this Agreement constitute adequate consideration to render enforceable such Release Agreement against Executive.

         8. Noncompetition. Executive agrees that during the period (the "Noncompetition Period") commencing on the date hereof and ending on the date that is five (5) years after the later of the date of his cessation of employment with the Company, or the last date on which he is supposed to be paid by the Company any severance payment provided for in this Agreement, he will not, without the prior consent of the Board of Directors of the Company, either directly or indirectly, in any capacity whatsoever, (a) compete (as defined below) with the Company, or (b) operate, control, advise, be employed and/or engaged by, perform any consulting services for, invest in (other than the purchase of no more than five percent (5%) of the publicly traded securities of a company whose securities are traded on a national stock exchange) or otherwise become employed by or with, any person, company or other entity who or which, at any time during the Noncompetition Period, competes with the Company.

                As used above, "compete" is defined as being employed by a company engaged in the development, marketing, distribution or sale of package or other shipping rate comparison system software used via the Internet in any significant way similar to the Company's redroller.com system and related services. Executive further expressly represents and understands that if Executive's employment is terminated, this Agreement will prohibit the Executive from future employment with all companies that compete with the Company, as defined in this Agreement, and as such, will constrain some of the Executive's overall possibilities for future employment. By Executive's signature to this Agreement, Executive expressly represents that his training, education

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Richard Turcott                                                           Page 8
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and background are such that his ability to earn a living shall not be impaired by the restriction in this Agreement.

         9. Nondisclosure. Executive agrees during the period commencing on the date hereof and thereafter, at all times to hold as a secret and confidential (unless disclosure is required pursuant to court order, subpoena, in a governmental proceeding, arbitration, or pursuant to other requirement of law) any and all knowledge, technical information, business information, developments, and trade secrets, of the Company or its business, including, without limitation, (a) information or business secrets relating to the products, customers, business, or any of its respective clients, customers, consultants or licensees; and (b) any of the Company's customer lists, pricing and purchasing information or policies (collectively, "Confidential Information"), of which he has acquired knowledge during or after his employment with the Company, to the extent that such matters (i) have not previously been made public or are not thereafter made public, or (ii) do not otherwise become available to Executive, in either case, via a source not bound by any confidentiality obligations to the Company. The phrase "made public" as used in this Agreement shall apply to matters within the domain of the general public or the Company's industry. Executive agrees not to use, directly or indirectly, such knowledge for his own financial benefit or for the financial benefit of others and/or disclose any of such Confidential Information without prior written consent of the Company. At the cessation of employment with the Company, the Executive agrees to promptly return to the Company any and all written Confidential Information received from the Company which relates in any way to any of the foregoing items covered in this paragraph and to destroy any transcripts or copies the Executive may have of such Confidential Information unless an alternative method of disposition is approved by the Company.

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Richard Turcott                                                           Page 9

         10. Intellectual Property Assignment. Executive agrees that all ideas, improvements, computer programs, code, flowcharts, inventions, and discoveries that are directly related to the business of the Company (either as previously conducted or as conducted at any time during Executive's employment), that Executive may have made or that Executive may make or conceive, alone or jointly with others, prior to or during Executive's employment with the Company, only to the extent developed substantially during Company time and using Company equipment, shall be the sole property of the Company, and Executive agrees:

                (a) to promptly disclose any such ideas, improvements, inventions, and discoveries to the Company; and

                (b) to treat such ideas, improvements, inventions, and discoveries as Confidential Information and as the trade secrets of the Company; and

                (c) not to disclose such ideas, improvements, inventions, and discoveries to anyone, both during and after Executive's employment with the Company, without the Company's prior written approval.

Executive hereby assigns all of Executive's right, title and interest in and to any such ideas, improvements, inventions, or discoveries, including any potential patent rights and any additional rights conferred by law upon Executive as the author, designer, or inventor thereof, to (i) vest full title in the idea, improvement, invention, or discovery in the Company, and (ii) to enable the Company to seek, maintain or enforce patent or other protection thereon anywhere in the world.

                Executive agrees that the Company is the author (owner) of any work of authorship or copyrightable work ("Work") created by Executive, in whole or in part, during Executive's employment by the Company during Company time and/or using Company equipment and directly relating to the business of the Company as previously conducted or as conducted at any time during Executive's employment. Executive acknowledges that each writing and other literary Work, each drawing and other pictorial and/or graphic Work and any

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Richard Turcott                                                          Page 10
audio-visual Work, created by Executive, in whole or in part, during Company time and/or using Company equipment and directly relating to his position or responsibilities with the Company has been prepared by Executive for the Company as a Work for hire. Executive agrees that in the event that such Work is not considered Work for hire, Executive hereby assigns all copyright and any other rights conferred in law unto Executive in and to such Work to the Company. Executive agrees that at the request of the Company, Executive will execute any documents deemed necessary by the Company to (i) vest full title to the Work in the Company, and (ii) enable the Company to register, maintain, or enforce copyrights in the Work anywhere in the world. Executive will treat any such Work as Confidential Information and as the trade secrets of the Company and will not disclose it to anyone both during and after Executive's employment by the Company, without the Company's prior written approval.

                Executive recognizes that the ideas, improvements, inventions, discoveries and Works directly relating to Executive's activities while working for the Company and developed by him, alone or with others, within one (1) year after termination of Executive's employment may have been developed in significant part while employed by the Company. Accordingly, Executive agrees that such ideas, improvements, inventions, discoveries and Works, if directly related to any of the business activities or computer software or software development of the Company, shall be presumed to have been developed during Executive's employment with the Company and shall be and hereby are assigned in accordance with the foregoing provisions, unless Executive receives prior written consent from the Company otherwise.

         11. Severability. In the event that Sections 8, 9 or 10 shall be found by a court of competent jurisdiction to be invalid or unenforceable as written as a matter of law, the parties hereto agree that such court(s) may exercise its discretion in reforming such provision(s) to the

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Richard Turcott                                                          Page 11
end that Executive shall be subject to noncompetition, nondisclosure, nonsolicitation/ noninterference and intellectual property ownership covenants that are reasonable under the circumstances and enforceable by the Company.

         12. Acknowledgment. Executive specifically acknowledges that the covenants set forth herein restricting competition, disclosure and solicitation/interference are reasonable, appropriate and necessary as to duration, scope and geographic area in view of the nature of the relationship between Executive and the Company and the investment by the Company of significant time and resources in the training, development and employment of Executive. Executive warrants and represents that in the event that any of the restrictions set forth in these covenants become operative, he will be able to engage in other activities for the purpose of earning a livelihood, and shall not be impaired by these restrictions.

                Executive further acknowledges that the remedy at law for any breach of these covenants, including monetary damages to which the Company may be entitled, will be inadequate and that the Company, its successors and assigns, shall be entitled to injunctive relief against any breach without bond. Such injunctive relief shall not be exclusive, but shall be in addition to any other rights or remedies which the Company may have for any such breach.

                Executive acknowledges and agrees that the references in the foregoing Sections 8, 9 and 10 to the "Company" are intended to be applicable to, and for the benefit of, any affiliated entity controlling, controlled by or under common control with the Company, and such term for all purposes thereof shall include any such entities.

         13. Limitation of Payment. Notwithstanding anything in this Agreement to the contrary, if receipt of any of the benefits hereunder would subject the Executive to tax or penalties under Section 4999 or 409(A) of the Code (hereafter "Section 4999" or "409(A)"), the

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Richard Turcott                                                          Page 12

Company shall promptly pay to the Executive a "gross up" amount that would allow the Executive to receive the net after-tax amount he would have received but for the application of said Section 4999 or 409(A) to any payments hereunder, including any payments made pursuant to this Section 13.

         14. Governing Law. This Agreement shall be governed and performed in accordance with, and only to the extent permitted by, the laws of the State of Connecticut applicable to contracts made and to be performed entirely within such State of Connecticut.

         15. Assignment. This Agreement shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns. Executive shall not assign this Agreement to any other party without the prior written consent of the Company.

         16. Entire Agreement; Amendments; Waivers. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and replaces or supersedes any previous agreements (written or oral), letters, offers, term sheets or other communication between the Company and Executive on such subject matter. It may not be changed orally, but only by agreement, in writing, signed by each of the parties hereto. The terms or covenants of this Agreement may be waived only be a written instrument specifically referring to this Agreement, executed by the party waiving compliance. The failure of the Company at any time, or from time to time, to require performance of any of Executive's obligations under this Agreement shall in no manner affect the Company's right to enforce any provisions of this Agreement at a subsequent time, and the waiver by the Company of any right arising out of any breach shall not be construed as a waiver of any right arising out of any subsequent breach.

         17. Certain Definitions. The following terms when used in this Agreement shall have the meanings as set forth below:

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Richard Turcott                                                          Page 13

                A. "Change of Control" shall mean the occurrence of any one of the following events:

                       a. (i) The consummation of a merger or consolidation of
                          the Company with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding and owned by the stockholders of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity, as applicable, outstanding and owned by such holders immediately after such merger or consolidation; or


                          (ii) Any "person" (as defined in Sections 13(d) and
14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; provided that a Change of Control shall not be deemed to occur under this clause by reason of the acquisition of securities by the Company or any of its subsidiaries or an employee benefit plan (or any trust funding such a plan) maintained by the Company.

                B. "Benefits Continuation" shall mean for the referenced period of time following the date of Executive's termination of employment with the Company or determination of Disability,

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Richard Turcott                                                          Page 14
that the Company shall provide or otherwise make available to Executive, an election (with respect to health and/or dental coverage under the Company's group health plan or under continuation coverage provisions of ERISA and the Code or under an individual paid plan) to ensure continued health insurance coverage either individually or under the Company's health, dental or other benefit plans and term life insurance benefit (collectively, the "Continuation Plans") on not less than the same financial or other terms and conditions as previously were in place for Executive. The cost to Executive of including Executive, his spouse and his dependents in any Continuation Plans shall be no more than that previously paid by the Executive and may be deducted from any regular payments made to Executive under this Agreement. If at any time, the Company is precluded by the terms of any of the Continuation Plans from providing such coverage to Executive, his spouse, or his dependents, for reasons to be beyond the control of the Company, such coverage shall be provided by any other available means and the Executive, his spouse and his dependents shall be entitled to continuation of coverage pursuant to any statutory rights Executive, his spouse or his dependents may then have under the group health plan continuation coverage provisions of ERISA and the Code, or otherwise, at the Company's expense. The prior provisions notwithstanding, the right of Executive, his spouse or dependents, to coverage as provided by the group health plan continuation coverage provisions of ERISA and the Code or otherwise shall be deemed to run concurrently with the continuation of health and/or dental benefits under the first sentence of this paragraph. Any expense incurred by Executive, legal or otherwise, incurred to enforce this or other provision of this Agreement, shall be paid by the Company.

                C. "Disability" shall mean Executive's ongoing inability, due to a mental or physical condition, to continue to provide services to the Company substantially

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Richard Turcott                                                          Page 15
consistent with past practice, as evidenced by a written certification as to such condition from a physician to Executive and subject to the approval of the Company's Board, with the Board members using reasonable good faith judgment as to the disability.

                D. "For Cause" shall mean any of the following: (i) a conviction of: theft from the Company, fraud, embezzlement, or any other felony which affects the Company, not adhering to the written instructions of the Board (excepting where a Change of Control has occurred), (ii) the violation of Sections 8, 9 or 10 or any other provision of this Agreement or of any other written agreement with the Company, which is not cured in all material respects within thirty (30) days after the Board gives written notice thereof to the Executive; or (iii) commission by the Executive, when carrying out the Executive's duties under this Agreement, of acts or the omission of any act, which constitutes willful misconduct against the Company, which is not cured, if possible to be cured, in all material respects within thirty (30) days after the Board gives written notice thereof to the Executive.

                E. "Resignation for Good Reason After a Change in Control" shall mean the resignation by Executive of his employment with the Company as a result of the occurrence of any reduction in Base Salary or significant reduction in the position or authority of the Executive, any significant reduction in the Executive's responsibilities or duties for the Company, any adverse change or reduction in the Executive's benefits, perquisites or fringe benefits provided to the Executive as of the date of this Agreement (provided that any reduction in such aggregate Executive benefits, perquisites or fringe benefits that is required by law shall not constitute "Good Reason" as defined herein), any requirement to travel from Executive's office (located in Executive's residence) for more than three (3) days per week consistently over

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Richard Turcott                                                          Page 16
a period of two or more months, attempted relocation of the Executive's residence without Executive's written waiver of this provision, or the breach or default by the Company of any of its agreements or obligations under any provision of this Agreement. The Executive shall give written notice to the Company on or before the date of termination of employment for Good Reason specifying the reasons for such termination.

         18. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         19. Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original but all of which together shall constitute one and the same document.

                            [Signature Page Follows]












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Richard Turcott                                                          Page 17

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       RedRoller, Inc.

                                             "Company"


                                       By: /s/ William Van Wyck
                                          --------------------------------------

                                       Name: William Van Wyck
                                             -----------------------------------
                                       Title: President and CEO
                                              ----------------------------------

                                             "Executive"


                                       /s/ Richard Turcott
                                       -----------------------------------------
                                       Richard Turcott






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Richard Turcott                                                          Page 18

Turcott Execution Copy

                                    EXHIBIT A
                                    ---------

                                RELEASE AGREEMENT
                                -----------------

         This RELEASE AGREEMENT (the "Agreement") is entered into as of the ___ day of ________, _______ (the "Effective Date") by and between RedRoller, Inc. (the "Company"), a Delaware corporation, and Richard Turcott ("Executive").

                                   WITNESSETH:
                                   -----------

         WHEREAS, Executive and the Company have entered into a certain Employment Agreement dated as of (the "Employment Agreement"); and

         WHEREAS, Executive is entitled to certain severance payments and other benefits under the Employment Agreement, pursuant to which payment of the severance payments and other benefits is made conditional upon and in consideration for Executive's valid execution of a Release Agreement, all as more completely described in the Employment Agreement (Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Employment Agreement.).

         NOW THEREFORE, to induce the Company to make the severance payments and provide the other benefits pursuant to the Employment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

         1. Release. Executive does hereby, for Executive and for Executive's heirs, executors, successors and assigns, release and forever discharge the Company, and the subsidiaries, divisions and affiliated businesses of the Company, together with all of their officers, directors, management, representatives, employees, shareholders, agents, successors, assigns, attorneys and other affiliated persons, both known and unknown, in both their personal and agency capacities (collectively, the "Releasees"), of and from any and all claims, demands, actions or causes of action, damages, or suits at law or equity, of whatsoever kind or nature, including, but not limited to, all claims and/or demands for back pay, reinstatement, hire or rehire, front pay, group insurance or employee benefits of whatsoever kind (except as to rights expressly provided for herein and in the Employment Agreement), claims for monies and/or expenses, any claims arising out of or relating to the cessation of Executive's employment with the Company, the sale of the stock or assets of the Company and/or any of its subsidiaries, any claims for failing to obtain employment at any other company or with any other person or employer, and/or demands for attorneys' fees and legal expenses that Executive has or may have by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any act and/or omission that has occurred prior to the date of this Agreement. Executive further agrees not to directly or indirectly pursue or initiate any action or legal proceeding of any kind against the Releasees arising out of or related to the claims released in the preceding sentence of this Section 1, including but not limited to the sale of the stock or assets of the Company and/or any of its subsidiaries and also waives any right to recover as a result of any such proceedings initiated on Executive's behalf. Notwithstanding the foregoing, Executive and the Company agree and acknowledge that this Release shall not apply to the obligations of the Company arising solely under this Agreement or under the Employment Agreement.

         2. ADEA. Executive recognizes and understands that, by executing this Agreement, Executive shall be releasing the Releasees from any and all claims that Executive now has, or subsequently may have, under the Age Discrimination in Employment Act of 1967, 29 U.S.C. ss.ss.621 et seq., as amended (the "ADEA"), by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any acts or omissions which have occurred prior to and including the Effective Date of this Agreement. In other words, Executive will have none of the legal rights against the aforementioned Releasees that Executive would have had otherwise under federal age discrimination law by signing this Agreement.

         3. Consideration Period. The Company hereby notifies Executive of his right to consult with Executive's chosen legal counsel before executing this Agreement. The Company shall afford, and Executive acknowledges receiving, not less than twenty-one (21) calendar days in which to consider this Agreement to insure that Executive's execution of this Agreement is knowing and voluntary. In signing below, Executive expressly acknowledges that Executive has had at least twenty-one (21) days to consider this Agreement and that Executive's execution of same is with full knowledge of the consequences thereof and is of Executive's own free will. If Executive signs this Agreement before the twenty-one (21) day period has expired, then he understands that he has waived the twenty-one (21) day period for consideration.

         4. Revocation Period. Executive and the Company agree and recognize that, for a period of seven (7) calendar days following Executive's execution of this Agreement (the "Revocation Period"), Executive may revoke this Agreement by providing written notice revoking the same, within the Revocation Period, to the Company, 50 Day Street, Norwalk, CT 06854, Attn: Chief Financial Officer. Such revocation of this Agreement by Executive will automatically revoke the severance payments provided for in the Employment Agreement and Executive will not be entitled to any of the severance payments described therein.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, Executive and the Company have executed this Agreement effective and binding as of the Effective Date.


                                            AGREED TO AND ACCEPTED BY
                                            -------------------------
                                            EXECUTIVE
                                            ---------


----------------------------------          ------------------------------------
Date of Execution by Executive              Richard Turcott

                                            Execution witnessed by:

                                            ------------------------------------

                                            AGREED TO AND ACCEPTED BY
                                            -------------------------
                                            THE COMPANY
                                            -----------

----------------------------------          RedRoller, Inc.
Date of Execution by the Company
                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------
                                            Execution witnessed by:

                                            ------------------------------------


================================================================================

                                            RECEIPT ACKNOWLEDGED BY
                                            -----------------------
                                            EXECUTIVE
                                            ---------


----------------------------------          ------------------------------------
Date of Receipt by Executive                Richard Turcott

                                            Receipt witnessed by:

                                            ------------------------------------